CONTACTS      INVESTORS:
                                                   STEPHEN C. FORSYTH
                                                   203-969-0666 EXT. 425
                                                   STEPHEN.FORSYTH@HEXCEL.COM

                                                   MEDIA:
                                                   RONALD S. ZIEMBA
                                                   203-969-0666 EXT. 405
                                                   RON.ZIEMBA@HEXCEL.COM


            HEXCEL REPORTS 1998 FOURTH QUARTER AND YEAR-END RESULTS

            ADJUSTED EPS FOR FULL YEAR 1998 INCREASES 22% OVER 1997

BUSINESS ACQUISITION AND CONSOLIDATION CHARGE OF $12 MILLION RECORDED IN FOURTH QUARTER

STAMFORD, CT, January 20, 1999 - Hexcel Corporation (NYSE/PCX: HXL) today reported net income for the fourth quarter ended December 31, 1998 of $1.9 million, or $0.05 per diluted share, compared with $12.3 million, or $0.30 per diluted share, for the fourth quarter ended December 31, 1997. Adjusting both periods to exclude business acquisition and consolidation expenses, diluted earnings per share for the fourth quarter of 1998 were $0.25 per diluted share compared with $0.36 for the same period in 1997. For the year, net income was $50.4 million or $1.24 per diluted share. Adjusted earnings per diluted share for 1998 increased 22 percent to $1.43, up from $1.17 for 1997 after adjusting both periods to exclude business acquisition and consolidation expenses and other acquisition related costs and assuming a US tax rate of 36% for 1997 (third quarter 1997 results included a nonrecurring credit from reversing a $39 million deferred tax reserve against the income tax provision).

--------------------------------------------------------------------------------------------
                                       Quarter Ended December 31,    Year Ended December 31,
(In millions, except per share data)       1998        1997             1998         1997
--------------------------------------------------------------------------------------------

Sales                                     $303.5      $254.6         $1,089.0      $936.9
Gross margin %                              23.8%       24.7%            24.9%       23.8%
Adjusted operating income % (a)              9.7%       11.9%            11.9%       10.9%
Adjusted EBITDA (b)                        $46.1       $38.2           $177.2      $137.6
Business acquisition &                     $12.0        $4.2            $12.7       $25.3
consolidation expenses
Net income                                  $1.9       $12.3            $50.4       $73.6
Adjusted net income (c)                     $9.6       $15.0            $59.2       $47.6
-------------------------------------------------------------------------------------------
Diluted earnings per share                  $0.05       $0.30           $1.24       $1.74
Adjusted diluted earnings per share (c)     $0.25       $0.36           $1.43       $1.17
-------------------------------------------------------------------------------------------

(a) Excludes business acquisition and consolidation expenses
(b) Excludes business acquisition and consolidation expenses and interest, taxes, depreciation and amortization
(c) Excludes business acquisition and consolidation expenses and other acquisition related costs, and assumes a US tax rate of 36% for 1997



FOURTH QUARTER, 1998 RESULTS

Net sales for the fourth quarter of 1998 increased 19 percent to $303.5 million, compared with sales of $254.6 million for the fourth quarter of 1997. The acquisition of the fabrics business of Clark- Schwebel in September 1998 increased fourth quarter 1998 sales by $51.4 million. Excluding these sales, fourth quarter 1998 sales were approximately comparable to the 1997 period. An increase in composite materials sales to European commercial aerospace customers was offset by lower sales in the US.

Adjusted EBITDA (earnings before business acquisition and consolidation expenses, interest, taxes, depreciation and amortization) for the fourth quarter of 1998 was $46.1 million compared with $38.2 million in the 1997 period. The Clark-Schwebel US operations, before the benefit of their European and Asian joint ventures, accounted for about $12.0 million of EBITDA for the quarter. Fourth quarter results were impacted primarily by carbon fiber inventory corrections, and productivity improvements and inventory reductions throughout the commercial aerospace supply chain.

BUSINESS IMPROVEMENT PROGRAMS

In the fourth quarter, the company consolidated and integrated its global fabrics businesses (Hexcel's existing fabrics business and the recently acquired US operations of Clark-Schwebel) and its global composite materials businesses (the previously separate US, European and Pacific Rim operations). By eliminating redundancies, Hexcel expects to achieve approximately $10 million of annual cash savings beginning in 1999. The estimated cost of these actions, together with a $6.4 million non-cash charge for writing down certain assets held for disposition, resulted in $12 million of business acquisition and consolidation expenses, or $0.20 per diluted share after taxes, in the fourth quarter.

In addition, the company is energetically pursuing its Lean Enterprise program to eliminate waste, improve productivity and shorten production cycle times. The program includes supply chain management to drive inventory reductions, improve yields and reduce overall costs. Further, the company is taking advantage of its global presence to maximize purchasing power for its materials procurements. These actions will result in significant additional on-going savings.

MANAGEMENT'S COMMENTS

Commenting on Hexcel's financial results, John J. Lee, the company's chairman and chief executive officer said, "For the first time, Hexcel's annual sales exceeded $1 billion and adjusted EBITDA and adjusted net income were at record company highs. Adjusted earnings per share for 1998 was the third consecutive year of record performance, up 22 percent from 1997. In addition, our acquisition of the Clark-Schwebel business accomplished a strategic objective for Hexcel. The acquisition diversifies Hexcel's business beyond our base in commercial aerospace and establishes Hexcel as a leading global materials supplier to the electronics industry, which has attractive long-term growth potential."

Mr. Lee continued, "1999 will be a year of consolidation for Hexcel. Our focus now is on executing our operating plans, capitalizing on the benefits of our vertical integration and generating cash flow to repay debt. Our goal remains to generate $100 million of free cash flow by the end of 1999."

Mr. Lee concluded, "With respect to our outlook on commercial aerospace, we continue to see this as a robust market on a global basis with the potential for sustained production levels well above 700 aircraft annually. Hexcel has a strong and balanced position with both of the primary aircraft manufacturers. There will be further upside potential at such point as Asia recovers from its current recession. Nevertheless, the company's business plans are focused on adjusting our costs and manufacturing capacity to earn attractive returns."

BACKLOG

The backlog of orders scheduled for delivery in the next 12 months increased to $493 million as of December 31, 1998 compared with $422 million as of September 30, 1998 and $520 million as of December 31, 1997. Most of the change occurred in the aerospace market, and reflects a number of factors including a continuing trend towards shorter lead times and better supply chain management by the industry overall. The non-aerospace backlog as of December 31, 1998 was $41 million, compared with $37 million as of September 30, 1998 and $44 million as of December 31, 1997. Customers in the non-aerospace markets tend to operate with little advance purchasing, making backlog for these markets not a material trend indicator. The Clark-Schwebel Business also operates with nominal backlog.

DEBT REFINANCED

On January 15, 1999, Hexcel entered into an agreement to issue $240 million of 9 3/4% senior subordinated notes due 2009 ("Notes") pursuant to Rule 144A of the Securities Act of 1933. Hexcel expects that this private offering will close on January 21, 1999, and net proceeds of this offering will be used to prepay indebtedness under its bank credit facility. The Notes issued pursuant to the offering will have registration rights but will not be initially registered under the Securities Act of 1933, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

FULL YEAR RESULTS

Hexcel's net income for the year ended December 31, 1998 was $50.4 million, or $1.24 per diluted share. This compares with net income of $73.6 million, or $1.74 per diluted share for the year ended December 31, 1997. Excluding business acquisition and consolidation expenses and other acquisition related costs and assuming an income tax rate of 36% on 1997 US pretax income, Hexcel's adjusted earnings for the year ended December 31, 1998 increased 22 percent to $1.43 per diluted share, from $1.17 per diluted share for the year ended December 31, 1997. The year ended December 31, 1998 results include the US operations of the Clark-Schwebel business since the September 15, 1998 acquisition date. Sales and EBITDA for the Clark-Schwebel US operations, before the benefit of their European and Asian joint ventures, from this date through December 31, 1998, were $58.4 million and $13.4 million, respectively. The unconsolidated revenues in 1998 of Clark-Schwebel's European and Asian joint ventures were in excess of $300 million.

Net sales for the year ended December 31, 1998 grew by 16 percent to $1,089 million, compared with $937 million for the comparable 1997 period. Gross margin for 1998 increased to 24.9 percent of sales from 23.8 percent of sales for 1997.
                                   * * *

Hexcel Corporation is the world's leading advanced structural materials company. It manufactures lightweight, high performance carbon fibers, structural fabrics, composite materials and engineered products for use in commercial aerospace, space and defense, electronics, recreation and general industrial applications.



------------------------------------------------------------------------------
                   DISCLAIMER ON FORWARD LOOKING STATEMENTS

This press release contains statements that are forward looking, including statements relating to market conditions, sales, gross margin percentage, backlog, diluted earnings per share, excess cash flow, and annual savings from Lean Enterprise and business acquisition and consolidation programs. These statements are not projections or assured results. Actual results may differ materially from the results anticipated in the forward looking statements due to a variety of factors, including but not limited to, changing market conditions, particularly in Europe and Asia, increased competition, product mix and currency. Additional risk factors are described in the company's filings with the SEC. The company does not undertake an obligation to update its forward looking statements to reflect future events or circumstances.
------------------------------------------------------------------------------


HEXCEL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
---------------------------------------------------------------------------------------------------
                                                                 Unaudited
                                         ----------------------------------------------------------
                                          Quarter Ended December 31,      Year Ended December 31,
(In thousands, except  per share data)      1998           1997              1998         1997
---------------------------------------------------------------------------------------------------
Net sales                               $  303,463     $   254,606       $   1,089,044   $  936,855
Cost of sales                              231,368         191,648             817,785      714,223
---------------------------------------------------------------------------------------------------

Gross margin                                72,095          62,958             271,259      222,632
Selling, general and
administrative expenses                     35,793          27,679             117,885      102,449
Research and technology expenses             6,718           4,860              23,624       18,383
Business acquisition and
consolidation expenses                      12,000           4,193              12,711       25,343
---------------------------------------------------------------------------------------------------
Operating income                            17,584          26,226             117,039       76,457
Interest expense                            15,508           7,417              38,675       25,705
---------------------------------------------------------------------------------------------------
Income before income taxes                   2,076          18,809              78,364       50,752
Provision for (recovery of) income taxes       700           6,488              28,442      (22,878)
Equity in earnings of affiliated companies     517               -                 517            -
---------------------------------------------------------------------------------------------------
  Net income                            $    1,893     $    12,321       $      50,439   $   73,630
---------------------------------------------------------------------------------------------------

Net income per share:
  Basic                                 $     0.05     $     0.33        $        1.38   $     2.00
  Diluted(1)                                  0.05           0.30                 1.24         1.74

Weighted average shares:
  Basic                                     36,302         36,845               36,675       36,748
  Diluted                                   36,779         46,458               45,671       45,997
---------------------------------------------------------------------------------------------------

(1) The Convertible Subordinated Notes, due 2003, and the Convertible Subordinated Debentures, due 2011, were excluded from the fourth quarter 1998 computation of diluted earnings per share, as they were antidilutive.


OTHER SELECTED FINANCIAL DATA
                                                       Unaudited
                                            -----------------------------
                                                Year Ended December 31,
(In millions)                                    1998              1997
-------------------------------------------------------------------------
Total assets                                  $ 1,404.2         $  811.6
Working capital                                   225.4            200.7
Cash                                                7.5              9.0
Total debt                                        864.9            353.4
Net assets acquired                               472.8(2)          29.0(3)
Capital expenditures                               66.5             57.4
Depreciation and amortization                      47.5             35.8
-------------------------------------------------------------------------

(2) Excludes $50 million of leases for property, plant and equipment.
(3) Excludes $8 million of a write-off of purchased in-process research and technology expenses.


HEXCEL CORPORATION AND SUBSIDIARIES
NET SALES TO THIRD-PARTY CUSTOMERS BY PRODUCT GROUP AND MARKET SEGMENT

-----------------------------------------------------------------------------------------------------------
                                                            Unaudited
                           --------------------------------------------------------------------------------
                           COMMERCIAL      SPACE &                      GENERAL
(In millions)              AEROSPACE       DEFENSE     ELECTRONICS     INDUSTRIAL    RECREATION    TOTAL
-----------------------------------------------------------------------------------------------------------
FOURTH QUARTER 1998 NET SALES
  Fibers and Fabrics       $    10.7       $     4.8     $    45.2     $    23.7      $     3.0    $   87.4
  Composite Materials          107.8            22.8             -          20.3            7.3       158.2
  Engineered Products           54.4             3.5             -             -              -        57.9
--------------------- -------------------------------------------------------------------------------------
    Total                  $   172.9       $    31.1     $    45.2     $    44.0      $    10.3    $  303.5
                                 57%             10%           15%           15%             3%        100%
-----------------------------------------------------------------------------------------------------------
FOURTH QUARTER 1997 NET SALES
  Fibers and Fabrics      $      5.7       $     3.8     $    10.7     $    17.1      $     5.0    $   42.3
  Composite Materials          114.8            18.4             -          17.2            8.5       158.9
  Engineered Products           50.2             3.2             -             -              -        53.4
-----------------------------------------------------------------------------------------------------------
    Total                 $    170.7       $    25.4     $    10.7     $    34.3      $    13.5    $  254.6
                                 67%             10%            4%           14%             5%        100%
-----------------------------------------------------------------------------------------------------------
YTD 1998 NET SALES
  Fibers and Fabrics      $     24.7       $    26.4     $    85.0     $    71.1      $    17.6    $  224.8
  Composite Materials          453.3            89.6             -          61.9           38.6       643.4
  Engineered Products          209.6            11.2             -             -              -       220.8
-----------------------------------------------------------------------------------------------------------
    Total                 $    687.6       $   127.2     $    85.0     $   133.0      $    56.2    $1,089.0
                                 63%             12%            8%           12%             5%        100%
-----------------------------------------------------------------------------------------------------------
YTD 1997 NET SALES
  Fibers and Fabrics      $     23.7       $    13.9     $    48.3     $    71.2      $    13.0    $  170.1
  Composite Materials          403.9            64.2             -          63.9           53.4       585.4
  Engineered Products          169.8            10.2             -           1.4              -       181.4
-----------------------------------------------------------------------------------------------------------
    Total                 $    597.4       $    88.3     $    48.3     $    136.5     $    66.4    $  936.9
                                 64%              9%            5%            15%            7%        100%
-----------------------------------------------------------------------------------------------------------


BACKLOG OF ORDERS BY MARKET SEGMENT1
-------------------------------------------------------------------------
                                             Unaudited
                                -----------------------------------------
                                                NON-
(In millions)                   AEROSPACE(2)    AEROSPACE(3)      TOTAL
-------------------------------------------------------------------------
AS OF DECEMBER 31, 1998
  Fibers and Fabrics          $    12.4        $    14.1       $    26.5
  Composite Materials             267.0             26.5           293.5
  Engineered Products             172.7              0.4           173.1
-------------------------------------------------------------------------
    Total                     $   452.1        $    41.0       $   493.1
-------------------------------------------------------------------------
AS OF SEPTEMBER 30, 1998
  Fibers and Fabrics          $    13.2        $    16.7       $    29.9
  Composite Materials             214.9             20.3           235.2
  Engineered Products             156.8              0.4           157.2
-------------------------------------------------------------------------
    Total                     $   384.9        $    37.4       $   422.3
-------------------------------------------------------------------------
AS OF DECEMBER 31, 1997
  Fibers and Fabrics          $    33.3        $    24.4       $    57.7
  Composite Materials             273.2             19.1           292.3
  Engineered Products             170.0                -           170.0
-------------------------------------------------------------------------
    Total                     $   476.5        $    43.5       $   520.0
-------------------------------------------------------------------------

(1) Backlog consists of orders scheduled for delivery within 12 months
(2) Includes commercial aerospace and space and defense markets
(3) Includes electronics, general industrial and recreation markets